DIGITALBRIDGE

SUPPLEMENTAL FINANCIAL REPORT

THIRD QUARTER 2023

November 1, 2023

Cautionary Statement Regarding Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, our ability to grow our business by raising capital for our funds and the companies that we manage; our position as an investor and investment manager of digital infrastructure and our ability to manage any related conflicts of interest; adverse changes in general economic and political conditions, including those resulting from supply chain difficulties, inflation, interest rate increases, a potential economic slowdown or a recession; our exposure to business risks in Europe, Asia and other foreign markets; our ability to obtain and maintain financing arrangements, including securitizations, on favorable or comparable terms or at all; the ability of our managed companies to attract and retain key customers and to provide reliable services without disruption; the reliance of our managed companies on third-party suppliers for power, network connectivity and certain other services; our ability to increase assets under management ("AUM") and expand our existing and new investment strategies; our ability to integrate and maintain consistent standards and controls, including our ability to manage our acquisitions in the digital infrastructure and investment management industries effectively; our business and investment strategy, including the ability of the businesses in which we have significant investments to execute their business strategies; performance of our investments relative to our expectations and the impact on our actual return on invested equity, as well as the cash provided by these investments and available for distribution; our ability to deploy capital into new investments consistent with our investment management strategies; the availability of, and competition for, attractive investment opportunities and the earnings profile of such new investments; our ability to achieve any of the anticipated benefits of certain joint ventures, including any ability for such ventures to create and/or distribute new investment products; our expected hold period for our assets and the impact of any changes in our expectations on the carrying value of such assets; the general volatility of the securities markets in which we participate; the market value of our assets; interest rate mismatches between our assets and any borrowings used to fund such assets; effects of hedging instruments on our assets; the impact of economic conditions on third parties on which we rely; the impact of any security incident or deficiency affecting our systems or network or the system and network of any of our managed companies or service providers; any litigation and contractual claims against us and our affiliates, including potential settlement and litigation of such claims; our levels of leverage; the impact of legislative, regulatory and competitive changes, including those related to privacy and data protection; the impact of our transition from a real estate investment trust ("REIT") to a taxable C corporation for tax purposes, and the related liability for corporate and other taxes; whether we will be able to utilize existing tax attributes to offset taxable income to the extent contemplated; our ability to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); changes in our board of directors or management team, and availability of qualified personnel; our ability to make or maintain distributions to our stockholders; and our understanding of and ability to successfully navigate the competitive landscape in which we and our managed companies operate and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023 and June 30, 2023 under the heading “Risk Factors,” as such factors may be updated from time to time in the Company’s subsequent periodic filings with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in the Company’s reports filed from time to time with the SEC.

The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. The Company is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so.

This presentation is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company. This information is not intended to be indicative of future results. Actual performance of the Company may vary materially.
The appendices herein contain important information that is material to an understanding of this presentation and you should read this presentation only with and in context of the appendices.

DigitalBridge | Supplemental Financial Report

Important Note Regarding Non-GAAP Financial Measures

This financial supplemental package includes certain non-GAAP financial measures and operating metrics that are not defined by generally accepted accounting principles, or GAAP.
DigitalBridge conducts its business through two reportable segments: (i) Investment Management; and (ii) Operating, the Company's direct co-investment in digital infrastructure assets held by its portfolio companies. In order to enhance a full understanding of the business, the Company presents certain non-GAAP measures that allow for comparability with companies that operate in each of these two reportable segments. The Company reports the following non-GAAP financial measures attributable to the Operating Company: Distributable Earnings (“DE”) and Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) on a Company-wide basis, and specific to the Company's Investment Management segment, Fee Related Earnings (“FRE”) and FRE before the effects of new investment strategies, as represented by Investment Management Adjusted EBITDA. DE and FRE are the most common metrics utilized in the investment management sector, which represents the Company''s core business while presenting Adjusted EBITDA allows for some measure of comparability against companies that hold digital infrastructure assets similar to assets in the Company's Operating segment.

The Company believes these non-GAAP financial measures supplement and enhance the overall understanding of its underlying financial performance and trends, and facilitate comparison among current, past and future periods and to other companies in similar lines of business. The Company uses these non-GAAP financial measures in evaluating the Company’s ongoing business performance and in making operating decisions. For the same reasons, the Company believes these non-GAAP measures are useful to the Company’s investors and analysts. As the Company evaluates profitability based upon continuing operations, these non-GAAP measures exclude results from discontinued operations.

These non-GAAP financial measures should be considered as a supplement to and not an alternative or in lieu of GAAP net income (loss) as measures of operating performance, or to cash flows from operating activities as indicators of liquidity. The Company's calculation of these non-GAAP measures may differ from methodologies utilized by other companies for similarly titled performance measures and, as a result, may not be fully comparable to those calculated by the Company's peers.

In evaluating the information presented throughout this supplemental financial report, refer to the appendices to this presentation for definitions and reconciliations of non-GAAP financial measures to GAAP measures. For purposes of comparability, historical information in this presentation may reflect certain adjustments to information reported in prior periods.

DE:
DE generally represents the net realized earnings of the Company and is an indicative measure used by the Company to assess ongoing operating performance and in making decisions related to distributions and reinvestments. Accordingly, the Company believes DE provides investors and analysts transparency into the measure of performance used by the Company in its decision making. DE reflects the ongoing operating performance of the Company’s core business by generally excluding non-cash expenses, income (loss) items that are unrealized and items that may not be indicative of core operating results. This allows the Company, and its investors and analysts to assess its operating results on a more comparable basis period-over-period.

DE is calculated as an after-tax measure that differs from GAAP net income (loss) from continuing operations as a result of the following adjustments to net income (loss): transaction-related costs; restructuring charges; other gain (loss); unrealized principal investment income (loss); non-cash depreciation, amortization and impairment charges; debt prepayment penalties and amortization of deferred financing costs, debt premiums and discounts; our share of unrealized carried interest allocation, net of associated compensation expense; non-cash equity-based compensation costs; preferred stock redemption gain (loss); straight-line adjustment to lease income and expense; interest expense on finance leases in the Operating segment, amortization of above and below market leases in the Operating segment; straight-line adjustment to lease income and expense in the Operating segment, non-revenue enhancing capital expenditures necessary to maintain operating real estate in the Operating segment; and income tax effect on certain of the foregoing adjustments. Transaction-related costs are incurred in connection with acquisitions and include costs of unconsummated transactions, while restructuring charges are related primarily to severance and retention costs. These costs, along with other gain (loss) amounts, are excluded from DE as they are related to discrete items, are not considered part of our ongoing operating cost structure, and are not reflective of our core operating performance. Other items excluded from DE are generally non-cash in nature, including income (loss) items that are unrealized, or otherwise do not represent current or future cash obligations such as amortization of deferred financing costs and straight-line lease adjustment. These items are excluded from DE as they do not contribute to the measurement of DE as a net realized earnings measure that is used in decision making related to distributions and reinvestments. Generally, the income tax effect associated with income and expense items excluded from the calculation of DE are similarly excluded from DE. However, where the resulting income tax liability or benefit arising from these excluded items increase or decrease actual income tax paid or payable by the Company in any one period, the income tax effect of these items are included in DE (for example, equity-based compensation). In connection with our Operating segment, non-revenue enhancing capital expenditures are excluded as these are not recurring capital expenditures and are not incurred to maintain and extend the useful life of operating digital assets that support the generation of revenues. The items we have excluded from DE are generally consistent with the exclusions made by our peers, which we believe allows for better comparability to the DE presented by our peers.

DigitalBridge | Supplemental Financial Report

Important Note Regarding Non-GAAP Financial Measures

Adjusted EBITDA:
Adjusted EBITDA is a supplemental measure derived from DE and generally presents the Company’s core operating performance on a pre-tax basis, based upon recurring revenues and independent of our capital structure and leverage. The Company views Adjusted EBITDA as particularly helpful in evaluating the relative contribution of our Operating segment, absent the effects of leverage, as the consolidated portfolio companies in the Operating segment have higher leverage relative to the Company’s own capital structure. The Company believes Adjusted EBITDA is useful to investors as an indicative measure of the Company’s profitability that is recurring and sustainable and allows for better comparability of the Company’s performance relative to its peers independent of capital structure and leverage. However, because Adjusted EBITDA is calculated without the effects of certain recurring cash charges, including interest expense, preferred stock dividends, income taxes, capital expenditures or other recurring cash requirements, its usefulness as a performance measure may be limited.

Adjusted EBITDA is calculated as DE adjusted to generally exclude the following items attributable to the Operating Company that are included in DE: interest expense as included in DE and income tax benefit (expense) as included in DE consistent with an EBITDA measure, preferred stock dividends, placement fee expense, our share of incentive fees and distributed carried interest net of associated compensation expense, and capital expenditures in the Operating segment as deducted in DE. Items excluded from Adjusted EBITDA include preferred stock dividends as Adjusted EBITDA removes the effects to earnings associated with the Company's capital structure, and placement fees as they are inconsistent in amount and frequency depending upon timing of fundraising for our funds. Additionally, Adjusted EBITDA excludes incentive fees and distributed carried interest net of associated compensation expense to be consistent with the FRE measure for our Investment Management segment, as discussed further below.

Investment Management Fee Related Earnings (IM FRE):
Investment Management FRE is presented as Investment Management Adjusted EBITDA, further adjusted to exclude FRE associated with new investment strategies, as discussed below. Investment Management FRE is used to assess the extent to which direct base compensation and core operating expenses are covered by recurring fee revenues in a stabilized investment management business. Investment Management FRE is measured as recurring fee income that is not subject to future realization events and other income (inclusive of cost reimbursements associated with administrative expenses), net of the following: compensation expense (excluding non-cash equity-based compensation, and incentive and carried interest compensation expense), administrative expense (excluding placement fee expense and straight-line adjustment to lease expense) and FRE associated with new investment strategies.

In reconciling Investment Management FRE to GAAP net income (loss), adjustments are made to first arrive at Investment Management Adjusted EBITDA, which generally excludes the following: our share of incentive fees and carried interest net of associated compensation expense; unrealized principal investment income (loss); other gain (loss); transaction-related and restructuring charges; non-cash equity-based compensation costs; straight-line adjustment to lease expense; placement fee expense; investment expense; and in line with an EBITDA measure, non-cash depreciation and amortization expense, interest expense, and income tax (benefit) expense. Consistent with an FRE measure, Investment Management Adjusted EBITDA excludes incentive fees and carried interest net of associated compensation expense, as these are not recurring fee income and are subject to variability given that they are performance-based and/or dependent upon future realization events. In calculating Investment Management FRE which reflects the Company’s Investment Management segment as a stabilized business, Investment Management Adjusted EBITDA is further adjusted to exclude Start-Up FRE. Start-Up FRE is FRE associated with new investment strategies that have 1) not yet held a first close raising FEEUM; or 2) not yet achieved break-even Adjusted EBITDA only for investment products that may be terminated solely at the Company’s discretion. The Company evaluates new investment strategies on a regular basis and excludes Start- Up FRE from Investment Management FRE until such time as a new strategy is determined to form part of the Company’s core investment management business.

The Company believes that Investment Management FRE and Investment Management Adjusted EBITDA are useful measures to investors as they reflect the Company’s profitability based upon recurring fee streams that are not subject to future realization events, and without the effects of income taxes, leverage, non-cash expenses, income (loss) items that are unrealized and other items that may not be indicative of core operating results. This allows for better comparability of the profitability of the Company’s investment management business on a recurring and sustainable basis.

DigitalBridge | Supplemental Financial Report

Note Regarding DBRG Reportable Segments / Consolidated and OP Share of Consolidated Amounts

This presentation includes supplemental financial information for the following segments:

Investment Management (IM)
This segment represents the Company's global investment management platform, deploying and managing capital on behalf of a diverse base of global institutional investors. The Company's investment management platform is composed of a growing number of long-duration, private investment funds designed to provide institutional investors access to investments across different segments of the digital infrastructure ecosystem. In addition to its flagship value-add digital infrastructure equity offerings, the Company's investment offerings have expanded to include core equity, credit and liquid securities. The Company earns management fees based upon the assets or capital managed in investment vehicles, and may earn incentive fees and carried interest based upon the performance of such investment vehicles, subject to achievement of minimum return hurdles. The amount of incentive fees and carried interest recognized, a portion of which is allocated to employees and former employees, may be highly variable from period to period. Through the end of May 2022, earnings from the Investment Management segment were attributed 31.5% to Wafra, a private investment firm, prior to the Company's redemption of Wafra's interest in the investment management business.
Operating
This segment is composed of balance sheet equity interests in digital infrastructure portfolio companies, which generally earn rental income from providing use of digital asset space and/or capacity through leases, services and other agreements. The Company owned interests in two portfolio companies: Vantage SDC, a stabilized hyperscale data center business, and through mid-September 2023, DataBank, an edge colocation data center business. DataBank and Vantage SDC are portfolio companies managed by the Company under its Investment Management segment with respect to equity interests owned by third party capital.
Corporate and Other
This segment is composed of the Company's other investment activities and corporate activities.
Other investment activities are composed of the Company's equity interests in: (i) digital investment vehicles, including the DBP flagship funds and InfraBridge GIF funds, and seed investments in various strategies such as digital core, liquid and credit; and (ii) remaining non-digital investments. Outside of its general partner interests, the Company's other equity interests in its sponsored and/or managed digital investment vehicles are considered to be incidental to its digital investment management business. The primary economics to the Company are represented by fee income and carried interest as general partner and/or manager, rather than economics from its equity interest in the investment vehicles as a limited partner or equivalent. With respect to seed investments, these are not intended to be a long-term deployment of capital by the Company and are expected to be warehoused temporarily on the Company's balance sheet until sufficient third party capital has been raised. These other investment activities generate largely principal investment earnings or losses and to a lesser extent, revenues in the form of interest income or dividend income from warehoused investments and consolidated investment vehicles. Effective the third quarter of 2021, these activities are no longer presented separately as the Digital Other and Other segments, which is consistent with and reflects management's focus on its core digital operations and overall simplification of the Company's business. This change in segment presentation is reflected retrospectively. During the first quarter of 2023, the Company sold all of its equity investment in BrightSpire Capital, Inc. (NYSE: BRSP). The Company's investment in BRSP qualified as held for sale and discontinued operations in March 2023. Accordingly, for all prior periods presented, the equity method investment in BRSP is presented as assets held for disposition on the consolidated balance sheets and equity method earnings (loss) from BRSP is presented as loss from discontinued operations on the consolidated statements of operations. This change is reflected retrospectively.
Corporate activities include corporate level cash and corresponding interest income, corporate level financing and related interest expense, corporate level transaction costs, costs in connection with unconsummated investments, income and expense related to cost reimbursement arrangements with affiliates, fixed assets for administrative use, compensation expense not directly attributable to reportable segments, corporate level administrative and overhead costs, and adjustments to eliminate intercompany fees. Costs which are directly attributable, or otherwise can be subjected to a reasonable and systematic allocation, have been allocated to each of the reportable segments. As segment results are presented before elimination of intercompany fees, elimination adjustment pertains to fee income earned by the IM segment from third party capital in investment vehicles managed by the Company and consolidated within the Operating segment and in Corporate and Other.

Throughout this presentation, consolidated figures represent the interest of both the Company (and its subsidiary DigitalBridge Operating Company, LLC (the Operating Company" or “DBRG OP”)) and noncontrolling interests. Figures labeled as DBRG OP share represent the Company’s pro-rata share.
Fund Performance Metrics:
Certain performance metrics for our key investment funds from inception through September 30, 2023 are presented in this financial supplemental presentation. Excluded are funds with less than one year of performance history as of September 30, 2023, funds and separately managed accounts in the liquid strategy, co-investment vehicles and separately capitalized portfolio companies. The historical performance of these funds is not indicative of their future performance nor indicative of the performance of our other existing investment vehicles or of any of our future funds. An investment in DigitalBridge Group, Inc. is not an investment in any of our funds and these fund performance metrics are not indicative of the performance of DigitalBridge Group, Inc.

DigitalBridge | Supplemental Financial Report

Table of Contents

			Page
I.	Financial Overview
	a.	Summary Financial Metrics	7
	b.	Investment Management & Fund Performance	8-9
II.	Financial Results
	a.	Balance Sheet Consolidated & Noncontrolling Interests’ Share	10-11
	b.	Consolidated Segment Operating Results	12
	c.	Noncontrolling Interests’ Share Segment Operating Results	13
	d.	Segment Reconciliation of Net Income to DE and Adjusted EBITDA	14-15
III.	Capitalization
	a.	Debt Summary	16
	b.	Secured Fund Fee Revenue Notes and Variable Funding Notes	17
	c.	Convertible/Exchangeable Notes & Perpetual Preferred Stock	18
IV.	Operating		19-20
V.	Other		21
VI.	Cash G&A Expense		22

Appendices
	Reconciliations of IM FRE and Operating Adjusted EBITDA to Net Income (Loss)		24
	Reconciliations of DE and Adjusted EBITDA and to Net Income (Loss)		25-26
	Definitions		27

DigitalBridge | Supplemental Financial Report	6

Ia. Summary Financial Metrics

($ and shares in thousands, except per share data and as noted) (Unaudited)	9/30/2023 - 3Q23	6/30/2023 - 2Q23	3/31/2023 - 1Q23	12/31/2022 - 4Q22	9/30/2022 - 3Q22	6/30/2022 - 2Q22	3/31/2022 - 1Q22	12/31/2021 - 4Q21
Financial Data
Total Company
Net income (loss) attributable to common stockholders	$261,828	$(22,411)	$(212,473)	$(19,356)	$(63,273)	$(37,321)	$(262,316)	$(20,686)
Net income (loss) attributable to common stockholders per basic share(1)	1.60	(0.14)	(1.34)	(0.12)	(0.39)	(0.24)	(1.84)	(0.16)
Distributable Earnings ("DE")	35,048	10,012	(3,365)	(18,393)	32,335	603	(5,064)	(11,636)
DE per basic share(1)	0.20	0.06	(0.02)	(0.11)	0.18	—	(0.03)	(0.08)
Adjusted EBITDA	33,591	42,884	25,626	27,759	29,097	30,928	20,494	20,957

Investment Management
Total Assets Under Management ("AUM") (in billions)	$74.6	$72.2	$69.3	$52.8	$50.3	$47.9	$46.6	$45.3
Fee Earning Equity Under Management ("FEEUM") (in billions)	$29.9	$29.1	$27.7	$22.2	$20.5	$19.0	$18.8	$18.3
IM management fee income - DBRG OP share	66,058	66,460	59,229	45,272	42,039	36,948	29,921	38,396
IM FRE - DBRG OP share	29,202	34,398	34,512	24,228	21,498	20,759	16,989	23,757
IM FRE margin %	44.2%	51.8%	58.3%	53.5%	51.1%	56.2%	56.8%	61.9%
Net realized carried interest and incentive fees	27,927	(883)	243	12,377	20,258	—	(1,172)	1,092

Balance Sheet and Capitalization
Consolidated assets	$6,872,091	$10,757,065	$10,743,429	$11,028,503	$11,740,829	$11,877,288	$11,232,157	$14,197,816
Consolidated debt(2)	3,184,830	5,527,422	5,449,950	5,212,657	5,394,134	5,612,274	5,187,597	4,922,722
DBRG OP Share:
Total Assets	2,888,793	2,868,093	3,001,644	3,334,288	3,755,231	4,177,806	3,561,501	6,233,158
Corporate debt	378,422	378,422	578,422	578,422	578,422	648,422	578,422	638,739
Investment-level debt	369,221	630,488	596,085	568,230	775,358	1,097,943	880,464	727,789
Total Debt(2)	747,643	1,008,910	1,174,507	1,146,652	1,353,780	1,746,365	1,458,886	1,366,528

Corporate cash	230,300	204,508	449,368	733,382	423,441	55,628	813,237	986,197
Corporate cash & VFN / Revolver borrowing availability	530,300	504,508	749,368	1,033,382	723,441	285,628	1,013,237	1,186,197

Perpetual Preferred Equity, $25 per share liquidation preference	821,899	821,899	827,711	827,779	827,779	883,500	883,500	883,500

Basic shares and OP units outstanding(1)(3)	175,806	175,017	174,235	172,712	175,918	176,930	162,461	155,138
Diluted shares and OP units outstanding(1)(3)	186,166	184,485	183,154	181,692	186,911	189,572	176,087	184,359
Common dividend per share	$0.01	$0.01	$0.01	$0.01	$0.01	$—	$—	$—
Notes:
(1)    In August 2022, the Company effectuated a 1-for-4 reverse stock split of its shares of class A and B common stock. All prior period common share and per share information is presented after giving effect to the reverse stock split.
(2)    Represents principal balance and excludes debt issuance costs, discounts and premiums.
(3)    Basic shares and OP units outstanding for the respective quarters represent the shares/units outstanding at quarter end of Class A and Class B common stock, inclusive of unvested restricted stock, OP units, and vested deferred stock units. For the purpose of calculating basic DE per share, the basic shares and OP units represent the weighted average number of share/units during the respective quarters. Diluted shares and OP units outstanding for the respective quarters represent the number of basic shares and OP units outstanding at quarter end, adjusted to include the effect of potentially dilutive share equivalents which are common stock issuable in connection with performance stock units, exchangeable senior notes and in-the-money warrants issued to Wafra.

DigitalBridge | Supplemental Financial Report	7

Ib. Investment Management

($ in millions)
Investment Management FEEUM	9/30/23 Annual IM Fee Rate	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21
DigitalBridge Partners I (DBP I)	1.10%	$3,345	$3,311	$3,180	$3,165	$2,802	$3,048	$3,034	$3,215
DigitalBridge Partners II (DBP II)	1.18%	7,996	7,996	7,996	7,996	7,996	7,996	7,996	8,001
Separately Capitalized Portfolio Companies	0.75%	2,402	2,267	2,187	2,512	2,370	2,401	2,372	2,148
InfraBridge Global Infrastructure Funds (GIF) & Other	1.17%	5,083	5,112	5,083	—	—	—	—	—
Co-Investment (Sidecar) Capital	0.47%	8,519	7,990	7,000	6,525	6,310	4,651	4,370	4,105
Digital Core, Liquid and Credit Strategies	0.61%	2,591	2,383	2,248	2,036	1,021	933	1,013	786
IM FEEUM	0.88%	$29,936	$29,059	$27,694	$22,234	$20,499	$19,029	$18,785	$18,255

($ in thousands)
IM FRE		3Q23	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21
Fee income		$65,935	$65,812	$58,600	$44,371	$41,353	$44,758	$43,155	$43,145
Fee income, other (1)		123	648	629	901	686	355	523	8,787
Other income		420	1,051	492	535	386	530	251	273
Compensation expense—cash		(29,695)	(26,286)	(19,795)	(17,805)	(18,876)	(17,725)	(17,675)	(16,275)
Administrative expenses		(8,736)	(7,992)	(6,329)	(6,417)	(4,450)	(4,794)	(4,012)	(3,446)
Exclude: Start-up FRE of certain new strategies		1,155	1,165	915	2,643	2,399	2,335	2,362	2,306
IM FRE (2)		$29,202	$34,398	$34,512	$24,228	$21,498	$25,459	$24,604	$34,790

DBRG OP share of IM FRE(3)		$29,202	$34,398	$34,512	$24,228	$21,498	$20,759	$16,989	$23,757

Notes:
(1)    Includes service fee income and one time catch-up fees earned, which are customary fees paid on newly raised 3rd party capital as if it were raised on the first closing date.
(2)    For a reconciliation of net income / (loss) to IM FRE, please refer to the Appendices section of this presentation.
(3)    In May 2022, DigitalBridge acquired Wafra’s 31.5% ownership in the Company's investment management business that Wafra initially acquired in July 2020, which resulted in 100% of the Company's IM FRE becoming entitled to DigitalBridge.

DigitalBridge | Supplemental Financial Report	8

Ib. Fund Performance

($ in millions)
	Inception date(2)	Commitments		Invested Capital(3)	Available Capital(4)	Investment Value			MOIC
Fund(1)		Total	Unfunded			Unrealized	Realized(5)	Total(6)	Gross(7)	Net(8)
Value-Add
DigitalBridge Partners, LP	March-18	$4,059	$494	$4,584	$494	$5,991	$1,139	$7,130	1.6x	1.4x
DigitalBridge Partners II, LP	November-20	8,286	974	7,681	979	8,340	662	9,002	1.2x	1.1x
InfraBridge
Global Infrastructure Fund I, LP	March-15	1,411	406	1,479	406	1,125	1,055	2,180	1.5x	1.3x
Global Infrastructure Fund II, LP	January-18	3,382	106	2,993	106	2,773	64	2,837	0.9x	0.9x

(1)     Listed herein are main fund vehicles. Performance metrics are presented in aggregate for main fund vehicle, its parallel vehicles and alternative investment vehicles.
(2)    First close date of the fund. InfraBridge funds were acquired in Feb-2023.
(3)    Invested capital represents the original cost and subsequent fundings to investments. Invested capital includes financing costs and investment related expenses which are capitalized. With respect to Infrabridge funds, such costs are expensed during the period and excluded from their determination of invested capital.
(4)    Available capital includes recallable capital.
(5)    Realized value represents proceeds from dispositions that have closed and all earnings from both realized and unrealized investments, including interest, dividend and ticking fees.
(6)    Total value is the sum of unrealized fair value and realized value of investments.
(7)    Total investment gross multiple of invested capital (MOIC) is calculated as unrealized fair value and realized value of investments divided by invested capital, without giving effect to allocation of expenses and general partner carried interest. Excludes capital attributable to the general partner, general partner affiliate and any other capital that is not subject to fees and/or carried interest. Gross MOIC is calculated at the fund level and does not reflect gross MOIC at the individual investor level.
(8)    Total investment net MOIC is calculated as unrealized fair value and realized value of investments divided by invested capital, after giving effect to allocation of management fee expense, other fund expenses and general partner carried interest (both distributed and unrealized carried interest). Excludes capital attributable to the general partner, general partner affiliate and any other capital that is not subject to fees and/or carried interest. Net MOIC is calculated at the fund level and does not reflect net MOIC at the individual investor level.

DigitalBridge | Supplemental Financial Report	9

IIa. Financial Results - Balance Sheet

($ in thousands, except per share data) (unaudited)	As of September 30, 2023
	Consolidated	Noncontrolling Interests' Share
Assets
Cash and cash equivalents	$434,044	$83,354
Restricted cash	104,626	84,480
Investments	1,879,981	575,899
Real estate	3,050,577	2,650,036
Goodwill	466,092	—
Deferred leasing costs and intangible assets	697,754	509,916
Other assets	165,340	79,518
Due from affiliates	69,695	—
Assets held for disposition	3,982	95
Total assets	$6,872,091	$3,983,298
Liabilities
Corporate debt	$371,121	$—
Non-recourse investment-level debt	2,786,052	2,419,543
Intangible liabilities	20,833	18,098
Other liabilities	668,572	276,923
Liabilities related to assets held for disposition	175	—
Total liabilities	3,846,753	2,714,564
Commitments and contingencies
Redeemable noncontrolling interests	27,178	27,178
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $821,899 liquidation preference; 250,000 shares authorized; 32,876 shares issued and outstanding	794,670	—
Common stock, $0.01 par value per share
Class A, 237,250 shares authorized; 163,264 shares issued and outstanding	1,632	—
Class B, 250 shares authorized; 166 shares issued and outstanding	2	—
Additional paid-in capital	7,835,826	—
Accumulated deficit	(6,941,470)	—
Accumulated other comprehensive income (loss)	113	—
Total stockholders’ equity	1,690,773	—
Noncontrolling interests in investment entities	1,241,556	1,241,556
Noncontrolling interests in Operating Company	65,831	—
Total equity	2,998,160	1,241,556
Total liabilities, redeemable noncontrolling interests and equity	$6,872,091	$3,983,298

DigitalBridge | Supplemental Financial Report	10

IIa. Financial Results - Balance Sheet

Supplemental Schedule to Consolidated Balance Sheets

($ in thousands) (unaudited)	As of September 30, 2023
	Investment Management	Operating	Corporate and Other
Assets
Cash and cash equivalents	$62,212	$59,982	$311,850
Restricted cash	4,116	98,701	1,809
Investments	568,892	—	1,311,089
Real estate	—	3,050,577	—
Goodwill	466,092	—	—
Deferred leasing costs and intangible assets	110,287	586,987	480
Other assets	29,771	89,234	46,335
Due from affiliates	67,424	—	2,271
Total assets	$1,308,794	$3,885,481	$1,673,834
Liabilities
Corporate debt	$199,745	$70,499	$100,877
Non-recourse investment-level debt	—	2,781,637	4,415
Intangible liabilities	—	20,833	—
Other liabilities	369,772	118,977	179,823
Total liabilities	569,517	2,991,946	285,115
Redeemable noncontrolling interests	909	—	26,269
Noncontrolling interests in investment entities	228,838	837,793	173,838

DigitalBridge | Supplemental Financial Report	11

IIb. Financial Results - Consolidated Segment Operating Results

	Three Months Ended September 30, 2023
($ in thousands) (unaudited)	Investment Management	Operating	Corporate and Other	Discontinued Operations	Total
Revenues
Fee income	$66,058	$—	$(818)	$—	$65,240
Carried interest allocation	168,891	—	—	—	168,891
Principal investment income (loss)	1,451	—	16,492	—	17,943
Property operating income	—	214,058	—	—	214,058
Other income	1,255	319	9,374	—	10,948
Total revenues	237,655	214,377	25,048	—	477,080
Expenses
Property operating expense	—	94,481	—	—	94,481
Interest expense	2,651	45,305	1,938	—	49,894
Investment expense	409	5,084	235	—	5,728
Transaction-related costs	881	—	15	—	896
Placement fees	15	—	—	—	15
Depreciation and amortization	9,003	118,681	316	—	128,000
Compensation expense
Compensation expense - cash and equity-based	39,760	21,598	13,356	—	74,714
Compensation expense - incentive fee and carried interest allocation	72,865	—	—	—	72,865
Administrative expenses	9,410	7,525	7,142	—	24,077
Total expenses	134,994	292,674	23,002	—	450,670
Other income (loss)
Other gain (loss), net	(2,662)	(1,612)	259,101	—	254,827
Income (loss) from continuing operations before income taxes	99,999	(79,909)	261,147	—	281,237
Income tax benefit (expense)	15	202	(74)	—	143
Income (loss) from continuing operations	100,014	(79,707)	261,073	—	281,380
Income (loss) from discontinued operations	—	—	—	(2,603)	(2,603)
Net income (loss)	100,014	(79,707)	261,073	(2,603)	278,777
Net income (loss) attributable to noncontrolling interests:
Redeemable noncontrolling interests	—	—	132	—	132
Investment entities	43,666	(68,743)	7,386	(55)	(17,746)
Operating Company	3,957	(773)	16,913	(179)	19,918
Net income (loss) attributable to DigitalBridge Group, Inc.	52,391	(10,191)	236,642	(2,369)	276,473
Preferred stock dividends	—	—	14,645	—	14,645
Net income (loss) attributable to common stockholders	$52,391	$(10,191)	$221,997	$(2,369)	$261,828

DigitalBridge | Supplemental Financial Report	12

IIc. Financial Results - Noncontrolling Interests’ Share Segment Operating Results

	Three Months Ended September 30, 2023
($ in thousands) (unaudited)	Investment Management	Operating	Corporate and Other	Discontinued Operations	Total
Revenues
Fee income	$—	$—	$—	$—	$—
Carried interest allocation	42,439	—	—	—	42,439
Principal investment income (loss)	1,227	—	5,346	—	6,573
Property operating income	$—	$188,466	$—	$—	188,466
Other income	—	184	2,410	—	2,594
Total revenues	43,666	188,650	7,756	—	240,072
Expenses
Property operating expense	—	83,206	—	—	83,206
Interest expense	—	39,047	243	—	39,290
Investment expense	—	4,424	5	—	4,429
Depreciation and amortization	—	104,374	—	—	104,374
Compensation expense
Compensation expense - cash and equity-based	—	19,220	—	—	19,220
Administrative expenses	—	6,519	337	—	6,856
Total expenses	—	256,790	585	—	257,375
Other income (loss)
Other gain (loss), net	—	(603)	347	—	(256)
Income (loss) from continuing operations before income taxes	43,666	(68,743)	7,518	—	(17,559)
Income tax benefit (expense)	—	179	—	—	179
Income (loss) from continuing operations	43,666	(68,564)	7,518	—	(17,380)
Income (loss) from discontinued operations	—	—	—	(55)	(55)
Net income (loss)	43,666	(68,564)	7,518	(55)	(17,435)
Non-pro rata allocation of income (loss) to noncontrolling interests	—	(179)	—	—	(179)
Net income (loss) attributable to noncontrolling interests	$43,666	$(68,743)	$7,518	$(55)	$(17,614)

DigitalBridge | Supplemental Financial Report	13

IId. Financial Results - Segment Reconciliation of Net Income to DE and Adjusted EBITDA

	OP pro rata share by segment					Amounts attributable to noncontrolling interests	DBRG consolidated as reported
($ in thousands; for the three months ended September 30, 2023; and unaudited)	IM	Operating	Corporate and Other	Discontinued Operations	Total OP pro rata share
Net income (loss) attributable to common stockholders	$52,391	$(10,191)	$221,997	$(2,369)	$261,828	$—	$261,828
Net income (loss) attributable to noncontrolling common interests in Operating Company	3,957	(773)	16,913	(179)	19,918	—	19,918
Net income (loss) attributable to common interests in Operating Company and common stockholders	56,348	(10,964)	238,910	(2,548)	281,746	—	281,746

Adjustments for Distributable Earnings (DE):
Transaction-related and restructuring charges(1)	4,239	150	2,344	188	6,921	601	7,522
Unrealized other (gain) loss, net	1,503	191	(258,454)	97	(256,663)	1,926	(254,737)
Unrealized principal investment income	(1,034)	—	(11,154)	—	(12,188)	(5,755)	(17,943)
Unrealized carried interest allocation, net of associated compensation expense allocation	(24,874)	—	—	—	(24,874)	(43,225)	(68,099)
Compensation expense - equity-based	7,218	424	7,122	24	14,788	3,833	18,621
Depreciation and amortization	9,003	14,462	317	—	23,782	104,374	128,156
Straight-line rent revenue and expense	511	(269)	(579)	—	(337)	(1,832)	(2,169)
Amortization of acquired above- and below-market lease values, net	—	(11)	—	—	(11)	(130)	(141)
Non-revenue enhancing capital expenditures	—	(1,372)	—	—	(1,372)	(10,024)	(11,396)
Finance lease interest expense, debt prepayment penalties and amortization of deferred financing costs, debt premiums and discounts	356	480	178	—	1,014	2,731	3,745
Adjustments attributable to noncontrolling interests in investment entities	—	—	—	—	—	(52,496)	(52,496)
DE from discontinued operations	—	—	—	2,239	2,239	—	2,239
After-tax DE	$53,270	$3,091	$(21,316)	$—	$35,045	$3	$35,048

Notes:
(1)    Restructuring charges primarily represent costs and charges incurred as a result of corporate restructuring and reorganization to implement the digital evolution. These costs and charges include severance, retention, relocation, transition, shareholder settlement and other related restructuring costs, which are not reflective of the Company’s core operating performance.

DigitalBridge | Supplemental Financial Report	14

IId. Financial Results - Segment Reconciliation of Net Income to DE and Adjusted EBITDA

	OP pro rata share by segment
($ in thousands; for the three months ended September 30, 2023; and unaudited)	IM	Operating	Corporate and Other	Discontinued Operations	Total OP pro rata share
After-tax DE	$53,270	$3,091	$(21,316)	$—	$35,045
Interest expense included in DE	2,295	5,711	1,518	—	9,524
Income tax expense (benefit) included in DE	(15)	(22)	74	—	37
Preferred dividends	—	—	14,645	—	14,645
Placement fee expense	15	—	—	—	15
Realized carried interest allocation, net of associated compensation expense allocation	(27,927)	—	—	—	(27,927)
Investment costs and non-revenue enhancing capital expenditures in DE	409	1,840	—	—	2,249
Adjusted EBITDA	$28,047	$10,620	$(5,079)	$—	$33,588

DigitalBridge | Supplemental Financial Report	15

IIIa. Capitalization - Debt Summary

($ in thousands; as of September 30, 2023)
Consolidated debt	Payments due by period(1)
	2023	2024	2025	2026	2027 and after	Total
Investment-level debt:
Operating - Fixed	$995	$600,753	$700,000	$530,000	$970,000	$2,801,748
Other - Variable	—	4,660	—	—	—	4,660
Total Investment-level debt	995	605,413	700,000	530,000	970,000	2,806,408
Corporate debt:
2021-1, A-1 Variable Funding Notes	—	—	—	—	—	—
2021-1, Class A-2 Term Notes	—	—	—	300,000	—	300,000
Convertible/exchangeable senior notes	—	—	78,422	—	—	78,422
Total debt - consolidated	$995	$605,413	$778,422	$830,000	$970,000	$3,184,830

							Fixed/Variable	WA Interest Rate	WA Remaining Term
DBRG OP share of debt	Payments due by period(1)
	2023	2024	2025	2026	2027 and after	Total
Investment-level debt:
Operating - Fixed	$131	$78,879	$91,910	$69,589	$127,361	$367,870	Fixed	2.8%	2.7
Other - Variable	—	1,351	—	—	—	1,351	Variable	6.9%	0.9
Total Investment-level debt	131	80,230	91,910	69,589	127,361	369,221
Corporate debt:
2021-1, A-1 Variable Funding Notes	—	—	—	—	—	—	Variable	n/a	3.0
2021-1, Class A-2 Term Notes	—	—	—	300,000	—	300,000	Fixed	3.9%	3.0
Convertible/exchangeable senior notes	—	—	78,422	—	—	78,422	Fixed	5.8%	1.8
Total debt - DBRG OP share	$131	$80,230	$170,332	$369,589	$127,361	$747,643

Net corporate debt
Cash and cash equivalents - consolidated						$434,044
less: Noncontrolling interests						(83,354)
less: Investment level cash - DBRG OP share						(120,390)
Corporate cash - DBRG OP share						230,300
Corporate debt - DBRG OP share						(378,422)
Corporate Cash (Debt) Position - DBRG OP share						$(148,122)

Notes:
(1)    Maturity dates are based on initial maturity dates or extended maturity dates, where applicable, the extension option is at the Company’s discretion and if the criteria to extend have been met as of the reporting date.

DigitalBridge | Supplemental Financial Report	16

IIIb. Capitalization - DBRG Series 2021-1

($ in thousands, as of September 30, 2023)
Class A-2 Term Notes
Amount outstanding	$300,000
Interest rate	3.933%
Anticipated Repayment Date (ARD)	September 25, 2026
Kroll Rating	BBB

Class A-1 Variable Funding Notes
Maximum Available	$300,000	(1)
Amount outstanding	$—
Interest Rate	1M Term SOFR + 3.00%	(1)
Fully extended Anticipated Repayment Date (ARD)(2)	September 25, 2026

Financial covenants:	Covenant level
Debt Service Coverage Ratio(3)	Minimum 1.75x
Loan to Value Ratio(4)	Less than 35.0%
Investment Management Expense Ratio(5)	Less than 60.0%
Company status: As of October 31, 2023, DBRG is meeting all required covenant threshold levels.

Notes:
(1)    Effective April 1, 2022, the maximum principal amount of the Series 2021-1 Class A-1 Variable Funding Notes increased to $300 million and Term SOFR replaced LIBOR as the benchmark for accruing interest on the Series 2021-1 Class A-1 Variable Funding Notes. 1 month term SOFR is adjusted to include 0.11448% as defined in the Amendment No.1 to Class A-1 Note Purchase Agreement.
(2)    Anticipated Repayment Date is September 25, 2026 including two 1-year extension options subject to 1) either rating agency confirmation and consent of VFN noteholders are obtained or DSCR exceeding 1.75x, 2) term notes rating not less than BBB- 3) the payment of a 0.05% extension fee and 4) other customary conditions.
(3)    Debt service coverage ratio covenant thresholds: minimum of 1.75x for ability to borrow from the VFN; below 1.75x to 1.50x = 50% cash trap; below 1.50x to 1.20x = 100% cash trap; and below 1.20x = cash sweep.
(4)    100% cash sweep until LTV is less than 35%.
(5)    50% cash sweep until ratio is less than 60%.

DigitalBridge | Supplemental Financial Report	17

IIIc. Capitalization - Convertible/Exchangeable Notes & Perpetual Preferred Stock

($ in thousands; except per share data; as of September 30, 2023)
Convertible/exchangeable debt
Description	Outstanding principal	Final due date(1)	Interest rate	Conversion price (per share of common stock)	Conversion ratio	Conversion shares
5.75% Exchangeable senior notes	$78,422	July 15, 2025	5.75% fixed	$9.20	108.6956	8,524
Total convertible debt	$78,422

Perpetual preferred stock
Description	Liquidation preference	Shares outstanding (In thousands)	Callable period
Series H 7.125% cumulative redeemable perpetual preferred stock	209,870	8,395	Callable
Series I 7.15% cumulative redeemable perpetual preferred stock	321,668	12,867	Callable
Series J 7.125% cumulative redeemable perpetual preferred stock	290,361	11,614	Callable
Total preferred stock	$821,899	32,876

Notes:
(1)    Callable at principal amount only if DBRG common stock has traded at least 130% of the conversion price for 20 of 30 consecutive trading days on or after July 21, 2023.

DigitalBridge | Supplemental Financial Report	18

IV. Operating

Portfolio Net Carrying Value ($ in millions)	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21
Consolidated amount
Asset(1)	$4,508	$9,246	$8,920	$8,704	$8,515	$8,429	$8,397	$7,624
Debt(2)	(2,802)	(5,123)	(4,870)	(4,634)	(4,506)	(4,477)	(4,479)	(4,217)
Net Carrying Value - Consolidated(4)	$1,706	$4,123	$4,050	$4,070	$4,009	$3,952	$3,918	$3,407

DBRG OP share of consolidated amount
Asset(1)	$592	$1,113	$1,077	$1,052	$1,133	$1,466	$1,460	$1,233
Debt(2)	(368)	(623)	(596)	(568)	(598)	(746)	(746)	(661)
Net Carrying Value - DBRG OP share(4)	$224	$490	$481	$484	$535	$720	$714	$572

DBRG net carrying value % interest	13%	12%	12%	12%	13%	18%	18%	17%

Operating Adjusted EBITDA ($ in thousands)	3Q23	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21
Consolidated amount
Total revenues	$214,377	$235,059	$231,664	$229,278	$225,387	$227,687	$202,522	$189,938
Property operating expenses	(94,481)	(98,231)	(97,126)	(97,457)	(100,051)	(94,744)	(84,003)	(78,950)
Compensation and administrative expenses	(29,123)	(35,276)	(34,419)	(27,452)	(37,974)	(29,139)	(26,855)	(28,879)
Investment expenses	(5,084)	(4,958)	(5,203)	(5,547)	(5,288)	(5,487)	(8,016)	(5,153)
Straight-line rent expenses and amortization of above- and below-market lease intangibles	(2,031)	(678)	(1,221)	(1,749)	(2,827)	(236)	(377)	370
Compensation expense—equity-based	3,968	4,926	5,275	(95)	10,852	752	752	1,918
Installation services	—	—	—	—	—	—	—	2,097
Transaction-related and restructuring charges	1,250	1,328	184	1,574	1,105	2,400	4,636	3,188
Operating Adjusted EBITDA - Consolidated (3)(4)	$88,876	$102,170	$99,154	$98,552	$91,204	$101,233	$88,659	$84,529

DBRG OP share of consolidated amount
Total revenues	$25,629	$27,841	$27,481	$27,927	$38,305	$41,448	$36,882	$32,464
Property operating expenses	(11,253)	(11,597)	(11,487)	(11,794)	(17,096)	(17,649)	(15,614)	(13,740)
Compensation and administrative expenses	(3,456)	(3,872)	(3,787)	(3,106)	(7,348)	(6,246)	(5,752)	(5,457)
Investment expenses	(605)	(647)	(674)	(716)	(729)	(793)	(1,169)	(732)
Straight-line rent expenses and amortization of above- and below-market lease intangibles	(269)	(129)	(198)	(263)	(227)	246	195	244
Compensation expense—equity-based	424	542	581	(11)	2,092	164	164	384
Installation services	—	—	—	—	—	—	—	419
Transaction-related and restructuring charges	150	159	32	77	175	473	791	618
Operating Adjusted EBITDA - DBRG OP share(4)	$10,620	$12,297	$11,948	$12,114	$15,172	$17,643	$15,497	$14,200
Notes:
(1)    Includes all components related to real estate assets, including tangible real estate and lease-related intangibles and cash. Represents cost of investment and additional capital expenditures less real estate impairments.
(2)    Represents unpaid principal balance.
(3)    For a reconciliation of net income/(loss) to Adjusted EBITDA, please refer to the Appendices section of this presentation.
(4)    In mid-September 2023, the Company completed the recapitalization of DataBank which resulted in its ownership interest decreasing from 11% to 9.87% and the deconsolidation of this portfolio from DBRG’s financial statements. Following the closing, earnings results of the Company's remaining 9.87% interest in DataBank is presented within the Corporate and Other segment.

DigitalBridge | Supplemental Financial Report	19

IV. Operating

Operating Capital Expenditures
Consolidated amount	3Q23	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21
Non-revenue enhancing capital expenditures	$11,396	$8,284	$8,564	$14,775	$10,992	$13,377	$7,418	$6,410
Revenue enhancing capital expenditures	156,194	163,767	129,710	135,506	147,046	101,100	84,668	94,018
Total capital expenditures	$167,590	$172,051	$138,274	$150,281	$158,038	$114,477	$92,086	$100,428

Leasing Commissions	$3,180	$5,409	$2,204	$2,194	$2,146	$2,660	$1,266	$1,535

DBRG OP share of consolidated amount
Non-revenue enhancing capital expenditures	$1,372	$946	$1,054	$1,746	$1,878	$2,571	$1,372	$1,097
Revenue enhancing capital expenditures	17,239	18,153	14,337	15,053	25,118	21,249	17,578	18,090
Total capital expenditures	$18,611	$19,099	$15,391	$16,799	$26,996	$23,820	$18,950	$19,187

Leasing Commissions	$359	$612	$243	$244	$367	$489	$308	$307

Operating Metrics	9/30/2023 - 3Q23 (1)	6/30/2023 - 2Q23	3/31/2023 - 1Q23	12/31/2022 - 4Q22	9/30/2022 - 3Q22	6/30/2022 - 2Q22	3/31/2022 - 1Q22	12/31/2021 - 4Q21
Number of Data Centers	78	83	83	84	82	82	78	78
Max Critical I.T. Square Feet	2,353,009	2,429,574	2,405,353	2,405,387	2,349,827	2,317,827	1,980,317	1,949,144
Leased Square Feet	1,917,642	1,945,147	1,913,007	1,887,659	1,852,321	1,817,101	1,608,378	1,552,517
% Utilization Rate	81.5%	80.1%	79.5%	78.5%	78.8%	78.4%	81.2%	79.7%
MRR (Annualized)	$960.5	$931.0	$907.4	$913.4	$889.0	$892.0	$812.3	$790.4
Bookings (Annualized)	$50.0	$85.9	$20.6	$18.2	$22.4	$56.5	$14.2	$15.3
Quarterly Churn (% of Prior Quarter MRR)	1.7%	1.8%	1.7%	1.3%	1.0%	1.7%	0.9%	1.9%

Notes:
(1)    Includes DataBank metrics as of 9/30/2023 and for the full third quarter 2023. In mid-September 2023, the Company completed the recapitalization of DataBank which resulted in its ownership interest decreasing from 11% to 9.87% and the deconsolidation of this portfolio from DBRG’s financial statements. Following the closing, the Company's remaining 9.87% interest in DataBank is presented within the Corporate and Other segment.

DigitalBridge | Supplemental Financial Report	20

V. Other

($ in thousands)
Consolidated amount	3Q23	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21
GP affiliated investment in DBP Series	$388,169	$374,139	$345,719	$343,137	$277,450	$284,282	$248,663	$242,856
GP affiliated investment in GIF Series	134,011	135,857	142,280	—	—	—	—	—
GP affiliated investment in DataBank	434,465	—	—	—	—	—	—	—
Other GP affiliated investments and warehoused/seed investments (Credit, Core, Liquid, Ventures)	296,914	272,564	346,774	316,299	769,431	906,076	423,467	290,113
Total investments	$1,253,559	$782,560	$834,773	$659,436	$1,046,881	$1,190,358	$672,130	$532,969

DBRG OP share of consolidated amount
GP affiliated investment in DBP Series	$303,127	$294,031	$272,395	$270,400	$215,872	$217,504	$187,247	$183,612
GP affiliated investment in GIF Series	134,011	135,857	142,280	—	—	—	—	—
GP affiliated investment in DataBank	434,465	—	—	—	—	—	—	—
Other GP affiliated investments and warehoused/seed investments (Credit, Core, Liquid, Ventures)	186,444	188,325	184,938	178,379	467,014	591,066	308,578	174,566
Total investments	$1,058,047	$618,213	$599,613	$448,779	$682,886	$808,570	$495,825	$358,178

DigitalBridge | Supplemental Financial Report	21

VI. Cash G&A Expense

($ in thousands)
	3Q23	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21
Investment Management Cash G&A
Cash and equity-based compensation	$39,760	$45,798	$28,182	$30,829	$22,566	$23,230	$24,808	$20,802
Administrative expenses	9,410	7,953	6,407	7,958	4,517	4,869	4,171	4,387
Compensation expense—equity-based	(7,218)	(17,099)	(3,898)	(7,939)	(2,654)	(3,361)	(3,190)	(2,011)
Administrative expenses—straight-line rent	(511)	39	(77)	(66)	(68)	(76)	(159)	(75)
Transaction-related and restructuring charges	(3,010)	(2,413)	(4,490)	(6,560)	(1,035)	(2,143)	(3,943)	(3,382)
Investment Management Cash G&A	38,431	34,278	26,124	24,222	23,326	22,519	21,687	19,721

Corporate & Other Cash G&A
Cash and equity-based compensation	13,356	10,759	19,289	10,804	12,404	9,333	20,778	12,084
Administrative expenses	7,142	8,969	12,859	23,373	17,992	12,574	16,815	21,171
Compensation expense—equity-based	(7,122)	(3,593)	(6,872)	329	(5,171)	(4,840)	(5,878)	(3,837)
Administrative expenses—straight-line rent	579	532	352	485	660	741	856	1,195
Administrative expenses—noncontrolling interests	(337)	(170)	(289)	(248)	(338)	(327)	(302)	(377)
Transaction-related and restructuring charges	(2,950)	(4,282)	(6,273)	(18,443)	(10,549)	(2,828)	(14,352)	(14,229)
Corporate & Other Cash G&A	10,668	12,215	19,066	16,300	14,998	14,653	17,917	16,007

DBRG Cash G&A excluding Portfolio Company G&A	$49,099	$46,493	$45,190	$40,522	$38,324	$37,172	$39,604	$35,728

Corporate & Other Adjusted EBITDA
EBITDA, excluding Cash G&A	$5,589	$9,569	$(853)	$10,360	$9,825	$9,414	$8,162	$1,273
Cash G&A	(10,668)	(12,215)	(19,066)	(16,300)	(14,998)	(14,653)	(17,917)	(16,007)
Corporate & Other Adjusted EBITDA	$(5,079)	$(2,646)	$(19,919)	$(5,940)	$(5,173)	$(5,239)	$(9,755)	$(14,734)

DigitalBridge | Supplemental Financial Report	22

Appendices

DigitalBridge | Supplemental Financial Report	23

Reconciliations of IM FRE and Operating Adjusted EBITDA to Net Income (Loss)

($ in thousands)	3Q23	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21
IM net income (loss)	100,014	35,177	(2,804)	81,167	46,065	67,995	(9,143)	28,194
Adjustments:
Interest expense (income)	2,128	2,268	2,411	2,200	2,906	2,771	2,500	2,499
Investment expense, net of reimbursement	97	—	51	156	230	(200)	138	(12)
Depreciation and amortization	9,003	11,039	6,409	6,135	5,369	5,375	5,276	5,928
Compensation expense—equity-based	7,218	17,099	3,898	6,639	2,654	3,361	3,191	2,011
Compensation expense—carried interest and incentive	(96,026)	(43,349)	17,056	(84,206)	(40,867)	(61,710)	10,767	20,201
Administrative expenses—straight-line rent	511	(39)	77	1,541	68	76	159	75
Administrative expenses—placement agent fee	15	3,653	—	—	—	—	—	880
Transaction-related and restructuring charges	3,891	3,025	9,682	8,101	2,317	4,042	3,942	2,516
Principal investment income (loss)	(1,451)	(1,604)	(318)	(2,072)	(1,016)	(1,016)	(17)	(31,608)
Other (gain) loss, net	2,662	3,608	(3,082)	(248)	110	424	3,055	(52)
Income tax (benefit) expense	(15)	2,356	217	2,172	1,263	2,006	2,374	1,852
IM Adjusted EBITDA	$28,047	$33,233	$33,597	$21,585	$19,099	$23,124	$22,242	$32,484
Exclude: Start-up FRE of certain new strategies	1,155	1,165	915	2,643	2,399	2,335	2,362	2,306
IM FRE	$29,202	$34,398	$34,512	$24,228	$21,498	$25,459	$24,604	$34,790
Wafra’s 31.5% ownership	—	—	—	—	—	(4,700)	(7,615)	(11,033)
DBRG OP share of IM FRE	$29,202	$34,398	$34,512	$24,228	$21,498	$20,759	$16,989	$23,757

	3Q23	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21
Operating net income (loss) from continuing operations	(79,707)	(93,055)	(97,942)	(76,990)	(93,772)	(85,428)	(74,141)	(83,909)
Adjustments:
Interest expense	45,305	51,285	59,984	45,222	40,770	37,233	36,184	35,144
Income tax (benefit) expense	(202)	499	(56)	509	(5)	161	(330)	(1,941)
Depreciation and amortization	118,681	138,209	134,699	133,269	130,663	145,817	122,891	126,436
Straight-line rent expenses and amortization of above- and below-market lease intangibles	(2,031)	(678)	(1,221)	(1,749)	(2,827)	(236)	(377)	370
Compensation expense—equity-based	3,968	4,926	5,275	(95)	10,852	752	752	1,918
Installation services	—	—	—	—	—	—	—	2,097
Transaction-related and restructuring charges	1,250	1,328	184	1,574	1,105	2,400	4,636	3,188
Other gain/loss, net	1,612	(344)	(1,769)	(3,188)	4,418	534	(956)	1,226
Operating Adjusted EBITDA	$88,876	$102,170	$99,154	$98,552	$91,204	$101,233	$88,659	$84,529

DigitalBridge | Supplemental Financial Report	24

Reconciliations of DE and Adjusted EBITDA to Net Income (Loss)

($ in thousands)	3Q23	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21
Net income (loss) attributable to common stockholders	$261,828	$(22,411)	$(212,473)	$(19,356)	$(63,273)	$(37,321)	$(262,316)	$(20,686)
Net income (loss) attributable to noncontrolling common interests in Operating Company	19,918	(1,745)	(16,662)	(1,583)	(4,834)	(3,090)	(22,862)	(1,946)
Net income (loss) attributable to common interests in Operating Company and common stockholders	281,746	(24,156)	(229,135)	(20,939)	(68,107)	(40,411)	(285,178)	(22,632)

Adjustments for Distributable Earnings (DE):
Transaction-related and restructuring charges	7,522	7,823	18,391	23,772	23,249	29,300	24,668	29,977
Unrealized other (gain) loss, net	(254,737)	14,419	144,791	4,393	(9,880)	31,577	136,613	(42,495)
Unrealized principal investment income	(17,943)	(30,409)	(3,562)	(20,443)	2,669	(16,443)	(6,389)	(10,116)
Unrealized carried interest allocation, net of associated compensation expense	(68,099)	(43,791)	18,240	(70,541)	(1,228)	(58,775)	13,078	(7,375)
Compensation expense - equity-based	18,621	25,937	16,339	7,549	18,619	9,344	18,720	19,416
Depreciation and amortization	128,156	149,263	141,220	148,508	146,810	153,548	130,597	145,031
Straight-line rent revenue and expense	(2,169)	(1,860)	(1,727)	(7,063)	(8,895)	(2,956)	(2,548)	(1,986)
Amortization of acquired above- and below-market lease values, net	(141)	370	26	100	80	(10)	(248)	(333)
Impairment loss	—	—	—	—	—	12,184	23,802	(40,732)
Gain from sales of real estate	—	—	—	—	—	—	—	(197)
Non-revenue enhancing capital expenditures	(11,396)	(8,284)	(8,564)	(14,774)	(10,992)	(13,377)	(1,372)	(1,097)
Finance lease interest expense, debt prepayment penalties and amortization of deferred financing costs, debt premiums and discounts	3,745	7,578	15,523	5,572	5,627	5,238	98,465	36,685
Preferred share redemption (gain) loss	—	(927)	—	—	—	—	—	2,127
Income tax effect on certain of the foregoing adjustments	—	—	—	55	—	—	(589)	8,195
Adjustments attributable to noncontrolling interests in investment entities	(52,496)	(88,604)	(118,563)	(69,810)	(136,338)	(91,676)	(132,237)	(105,150)
DE from discontinued operations	2,239	2,653	3,656	(4,772)	70,721	(16,940)	(22,446)	(20,954)
After-tax DE	$35,048	$10,012	$(3,365)	$(18,393)	$32,335	$603	$(5,064)	$(11,636)

DigitalBridge | Supplemental Financial Report	25

Reconciliations of DE and Adjusted EBITDA to Net Income (Loss)

($ in thousands)	3Q23	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21
After-tax DE	$35,048	$10,012	$(3,365)	$(18,393)	$32,335	$603	$(5,064)	$(11,636)
Interest expense included in DE	9,524	10,130	12,549	13,756	16,348	14,142	13,280	13,775
Income tax expense (benefit) included in DE	37	2,825	1,092	30,616	(7,839)	(2,662)	(6,849)	631
Preferred dividends	14,645	14,675	14,676	14,765	15,283	15,759	15,759	16,139
Principal Investment Income (Loss)	—	—	(277)	(1,860)	(9,303)	—	(58)	(157)
Placement fee expense	15	3,653	—	—	—	—	—	603
Realized carried interest (allocation) reversal, net of associated compensation (expense) reversal	(27,927)	883	(243)	(12,377)	(20,258)	—	1,172	(1,092)
Investment costs and non-revenue enhancing capital expenditures in DE	2,249	706	1,194	1,252	2,531	3,086	2,023	2,463
Non pro-rata allocation of income (loss) to noncontrolling interests	—	—	—	—	—	—	231	231
Adjusted EBITDA	$33,591	$42,884	$25,626	$27,759	$29,097	$30,928	$20,494	$20,957

DigitalBridge | Supplemental Financial Report	26

Definitions

Assets Under Management (“AUM”)
AUM represents the total capital for which we provide investment management services. AUM is generally composed of (a) third party capital managed by the Company and its affiliates, including capital that is not yet fee earning, or not subject to fees and/or carried interest; and (b) assets invested using the Company's own balance sheet capital and managed on behalf of the Company's shareholders (composed of the Company's fund investments as GP affiliate, warehoused investments, and the Company's interest in portfolio companies consolidated in the Operating segment). Third party AUM is based upon invested capital as of the reporting date, including capital funded through third party financing, and committed capital for funds in their commitment stage. Balance sheet AUM is based upon the carrying value of the Company's balance sheet investments as of the reporting date (on an undepreciated basis as it relates to the Company's interest in portfolio companies consolidated in the Operating segment). The Company's calculations of AUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

Contracted Revenue Growth (“Bookings”)
The Company defines Bookings as either (1) a new data center customer contract for new or additional services over and above any services already being provided as well as (2) an increase in contracted rates on the same services when a contract renews. In both instances a booking is considered to be generated when a new contract is signed with the recognition of new revenue to occur when the new contract begins billing.

Churn
The Company calculates Churn as the percentage of MRR lost during the period divided by the prior period’s MRR. Churn is intended to represent data center customer contracts which are terminated during the period and not renewed.

DigitalBridge Operating Company, LLC ("Operating Company" or “DBRG OP”)
The operating partnership through which the Company conducts all of its activities and holds substantially all of its assets and liabilities. DBRG OP share excludes noncontrolling interests in investment entities.

Fee-Earning Equity Under Management (“FEEUM”)
FEEUM represents the total capital managed by the Company and its affiliates which earns management fees and/or incentive fees or carried interest. FEEUM may be based upon committed capital, invested capital, net asset value ("NAV") or gross asset value ("GAV"), pursuant to the terms of each underlying investment management agreement.The Company's calculations of FEEUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

Fee Related Earnings Margin % ("FRE Margin %")
FRE Margin % represents IM FRE divided by management fee revenues, excluding one-time catch-up fees and/or incentives fees.

Non-revenue Enhancing Capital Expenditures
Represents capitalized expenditures needed to maintain operating real estate which are not expected to generate incremental revenue.

Revenue Enhancing Capital Expenditures
Represents capitalized expenditures including major capital improvements for expansions, transformations and incremental improvements to the operating portfolio intended to result in increased revenues and Adjusted EBITDA at the property.

Max Critical I.T. Square Feet
Amount of total rentable square footage.

Monthly Recurring Revenue (“MRR”)
The Company defines MRR as revenue from ongoing services that is generally fixed in price and contracted for longer than 30 days.

UPB: Unpaid Principal Balance

% Utilization Rate: Amount of leased square feet divided by max critical I.T. square feet.

DigitalBridge | Supplemental Financial Report	27